UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2004, The Northern Trust Company, a subsidiary of the registrant, and its wholly-owned subsidiary, The Northern Trust International Banking Corporation (the “Purchaser”), entered into an agreement with Baring Asset Management Holdings Limited (the “Seller”) and its parent, ING Bank NV, for the Purchaser to purchase from the Seller the entire issued share capital of Financial Services Group Limited (“FSG”) for approximately 260 million pounds Sterling in cash (approximately $480 million at current exchange rates). FSG is a fund services group that offers institutional fund administration, custody and trust services from offices in London, Dublin, Guernsey, Jersey and the Isle of Man. FSG currently has approximately $63 billion in funds under administration, $28 billion in custody and $32 billion in trust assets, based on market values as of September 30, 2004. The purchase price is subject to adjustment to reflect changes in net assets, revenues and other stipulations.

The agreement also contains the Seller’s covenants, on behalf of the ING Group, not to compete with FSG by providing certain fund administration and related services in the territories in which FSG currently operates and not to solicit FSG employees. In connection with the sale, FSG will enter into a multi-year agreement to continue to provide administrative services to Baring Asset Management Limited, another subsidiary of the Seller that is being sold in an independent transaction. Baring Asset Management represents approximately 20% of the current revenues of FSG.

The purchase, which is expected to close in the first four months of 2005, is subject to customary closing conditions, including the approval of the Federal Reserve Board, the Illinois Department of Financial and Professional Regulation and regulatory authorities in the jurisdictions in which FSG’s offices are located.

In the ordinary course of their businesses, the registrant and its affiliates, including the Purchaser, maintain various relationships with the Seller, ING Bank and other members of the ING Group, including correspondent banking transactions, securities lending and custodial services. The registrant does not consider any of these relationships to be material.

A copy of the registrant’s press release announcing the agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of Northern Trust Corporation, dated November 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: November 22, 2004	By:	/s/ Frederick H. Waddell
Frederick H. Waddell
Executive Vice President